Exhibit 10.3

SECOND AMENDED AND RESTATED

PROLOGIS, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

(i)

1.45	“Redeferral Election”	6
1.46	“Rule 16b-3”	7
1.47	“Securities Act”	7
1.48	“Stock”	7
1.49	“Stock Amount”	7
1.50	“Stock Award”	7
1.51	“Stock Unit”	7
1.52	“Stock Unit Account”	7
1.53	“Termination of Employment”	7
1.54	“Unforeseeable Emergency”	7
1.55	“Vesting Date”	7

ARTICLE 2 -	PARTICIPATION	8

2.1	Eligibility for Participation	8
2.2	Enrollment Requirements	8
2.3	Commencement of Participation	8

ARTICLE 3 -	DEFERRALS AND ACCOUNTS	8

3.1	Election to Defer: Effect of Election Form	8
3.2	Redeferral	10
3.3	Maximum Deferrals	10
3.4	Accounts: Crediting of Deferrals	11
3.5	Vesting	12
3.6	Earnings Credits or Losses	12
3.7	Distributions	14
3.8	Pre-Existing Elections	14

ARTICLE 4 -	DISTRIBUTIONS	14

4.1	Distribution of Benefits	14
4.2	Change in Control Benefit	15
4.3	Death Benefits	15
4.4	Stock Distributions	15
4.5	Delayed Distributions for Specified Employee Participants	15

ARTICLE 5 -	UNFORESEEABLE EMERGENCIES	16

ARTICLE 6 -	BENEFICIARY DESIGNATIONS	16

6.1	Beneficiary	16
6.2	Beneficiary Designation; Change	16
6.3	Doubt as to Beneficiary	16
6.4	Discharge of Obligations	16

ARTICLE 7 -	TERMINATION	17

7.1	Termination With Respect to Account Balances	17
7.2	Amendment	17
7.3	Effect of Payment	17

ARTICLE 8 -	ADMINISTRATION	17

8.1	Administrator Duties	17
8.2	Binding Effect of Decisions	18
8.3	Indemnification	18
8.4	Employer Information	18

(ii)

8.5	Compliance with Section 16	18

ARTICLE 9 -	CERTAIN CORPORATE EVENTS	19

ARTICLE 10 -	MISCELLANEOUS	20

10.1	Status of Plan	20
10.2	Unsecured General Creditor	20
10.3	Source of Benefits	20
10.4	Employer’s Liability	20
10.5	Nonassignability	20
10.6	Tax Withholding	21
10.7	Coordination with Other Benefits	21
10.8	Compliance	21
10.9	Not a Contract of Employment	21
10.10	Furnishing Information	22
10.11	Governing Law	22
10.12	Notice	22
10.13	Successors	22
10.14	Validity	22
10.15	Incompetent	22
10.16	Action by Employers	22
10.17	Supplements	23

(iii)

PROLOGIS, INC.

SECOND AMENDED AND RESTATED

NONQUALIFIED DEFERRED COMPENSATION PLAN

PURPOSE

Prologis, Inc., a Maryland corporation (the “Company”), established the Prologis Nonqualified Deferred Compensation Plan (the “Plan”) effective as of January 1, 2012 for the benefit of Non-Employee Directors and a select group of management and highly compensated employees, including Officers, who contribute materially to the continued growth, development and future business success of the Company and its affiliates.

The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

The Plan shall consist of two plans, one for the benefit of a select group of management and highly compensated employees of the Employers as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, including Officers, and one for the benefit of Non-Employee Directors. To the extent required by law, the terms of the Plan applicable to Non-Employee Directors shall also constitute a separate written plan document with its terms set forth in the applicable portions of the Plan. Any provision of the Plan which provides for the distribution of shares of Stock shall be considered part of the Equity Plan under which the deferred award was made.

The Plan shall be interpreted, construed, administered and operated in good faith in a manner that satisfies the requirements of Section 409A of the Code and applicable guidance issued thereunder. Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

Notwithstanding any provision of the Plan or any Participant’s election to the contrary, the Company and the Administrator shall have the right, at any time, and from time to time, to take any action deemed necessary or appropriate to avoid or cure any impairment of the status of the Company or any of its Affiliates as a real estate investment trust under applicable tax rules.

The Company hereby amends, restates and continues the Plan effective as of January 1, 2023 to make additional changes thereunder.

ARTICLE 1 - DEFINITIONS

As used within this document, the following words and phrases have the meanings described in this Article 1 unless a different meaning is required by the context. Some of the words and phrases used in the Plan are not defined in this Article 1, but for convenience, are defined as they are introduced into the text. Words in one gender will be deemed to include any other gender (or no gender). Any headings used are included for ease of reference only and are not to be construed so as to alter any of the terms of the Plan.

1.1 “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of the Participant’s (a) Deferral Account balance, (b) Employer Contribution Account balance, (c) Stock Unit Account balance, and (d) Directors’ Equity Account balance, and any subaccounts established thereunder. The Account Balance shall be a bookkeeping entry only and shall be used solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to the Plan.

1.2 “Accounts” of a Participant shall mean, as the context indicates, any or all of his or her Deferral Account, Employer Contribution Account, Stock Unit Account, and Directors’ Equity Account, and any subaccounts established by the Administrator thereunder. Without limiting the generality of the foregoing, separate Annual Subaccounts shall be maintained under a Participant’s Account for the deferrals under the Plan for each Plan Year.

1.3 “Administrator” shall mean the Committee described in Article 8 to administer the Plan, or such other person or persons to whom the Committee has delegated its duties pursuant to Article 8.

1.4 “Affiliate” shall mean any corporation or trade or business during any period which it is, along with the Company, a member of a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code.

1.5 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary, Bonus, and Directors’ Fees that a Participant elects to have, and is, deferred in accordance with Article 3, for any one Plan Year. In the event of a Participant’s Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount deferred prior to such event. Directors’ Fees that are converted to Stock Units and are considered a Directors’ Equity Award under Section 1.22(b) shall not be considered part of the Annual Deferral Amount.

1.6 “Annual Installment Method” shall mean a method of payment that is an annual installment payment over the number of years (not to exceed ten (10) years) elected by the Participant, payable in the first (1st) week of January, April, July and October, as applicable, beginning on the Payment Start Date. Each annual installment under the Annual Installment Method shall be calculated as follows: The Participant’s Annual Subaccount Balance to which the Annual Installment Method applies shall be calculated as of the first business day of the quarter in which the distribution is to be made. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one (1), and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the Annual Subaccount Balance calculated as described in this definition. The following year, the payment shall be 1/9 of the Annual Subaccount Balance, calculated as described in this definition.

1.7 “Annual Employer Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.4(b).

1.8 “Annual Subaccount Balance” shall mean, with respect to each of a Participant’s Annual Subaccounts, the balance in the applicable Annual Subaccount as of any date.

1.9 “Annual Subaccounts” shall mean, with respect to a Participant for any Plan Year and as the context indicates, the subaccounts established under the Participant’s Deferral Account, Employer Contribution Account, and Stock Unit Account (but not the Directors’ Equity Account) attributable to deferrals under the Plan for such Plan Year.

1.10 “Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options or other equity-based compensation (including dividend equivalent units or dividends on restricted stock) or payments in connection with the sale, exchange or disposition of equity awards or equity-based awards, moving and relocation expenses, payments of accrued vacation or paid time off on termination of employment, incentive payments, tax equalization payments or other amounts attributable to tax-equalization packages, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer or any Affiliate and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Sections 125, 132(f), 402(e)(3), 402(h), or 403(b) of the Code pursuant to plans established by any Employer or any Affiliate; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.11 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 6, that are entitled to receive benefits under the Plan upon the death of a Participant. If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

1.12 “Beneficiary, Designation Form” shall mean the form established from time to time by the Administrator that a Participant completes and returns to the Administrator to designate one or more Beneficiaries. Notwithstanding the foregoing, if, as of the Original Effective Date, a Participant had in effect a beneficiary designation form under a Prior Plan and if the Participant did not complete and return a Beneficiary Designation Form to the Administrator prior to the Original Effective Date, the beneficiary designation form under the Prior Plan will be considered to be a Beneficiary Designation Form under the Plan.

1.13 “Board” shall mean the board of directors of the Company.

1.14 “Bonus” shall mean any compensation, in addition to Base Annual Salary, relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer’s bonus and cash incentive plans, excluding any award that constitutes a Stock Award.

1.15 “Change in Control” shall mean any transaction that constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code and applicable guidance issued thereunder. For purposes of applying the foregoing requirements, the default provisions of Section 409A and applicable guidance shall apply; provided, however, that for purposes of determining (a) whether a change in effective control of a corporation has occurred based on the acquisition of stock ownership, the percentage threshold that shall be applied shall be “50 percent or more” (rather than “30 percent or more”), and (b) whether a change in the ownership of a substantial portion of a corporation’s assets has occurred, based on an acquisition of threshold of assets having a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the corporation (rather than 40 percent thereof).

1.16 “Change in Control Benefit” shall mean the benefit set forth in Section 4.2.

1.17 “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.18 “Committee” shall mean the Compensation Committee of the Board.

1.19 “Company” shall mean Prologis, Inc., a Maryland corporation, and any successor to all or substantially all of the Company’s assets or business.

1.20 “Deferral Account” shall mean (a) the sum of all of a Participant’s Annual Deferral Amounts deferred under the Plan in accordance with Section 3.1, plus (b) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Deferral Account, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to the Plan that relate to his or her Deferral Account.

1.21 “Director” shall mean any member of the Board and who is paid through a U.S. payroll.

1.22 “Directors’ Equity Award” shall mean (a) the annual equity or equity-based award made by the Company under the Equity Plan as compensation for serving on the Board and/or (b) Stock Units granted under the Equity Plan pursuant to a Participant’s election to convert his or her Directors’ Fees into Stock Units pursuant to the Participant’s Election Form.

1.23 “Directors’ Fees” shall mean the annual cash fees paid by the Company, including cash retainer fees and cash meetings fees, as compensation for serving on the Board.

1.24 “Directors’ Equity Account” shall mean (a) the sum of all of a Participant’s Directors’ Equity Awards deferred under the Plan in accordance with Section 3.1 of the Plan, plus (b) amounts credited/debited in accordance with all the applicable crediting/debiting provisions of the Plan that relate to the Participant’s Directors’ Equity Account, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to the Plan that relate to the Participant’s Directors’ Equity Account. The Directors’ Equity Account balance shall be denominated in Stock Units.

1.25 “Effective Date” means January 1, 2023.

1.26 “Election Form” shall mean the form established from time to time by the Administrator that a Participant completes, signs, and returns to the Administrator in accordance with rules established by the Administrator, and that is accepted by the Administrator, to make an election under the Plan for a Plan Year. The Election Form will specify the type and amount of compensation to be deferred under the Plan and the distribution form and distribution timing that applies to deferred amounts under the Plan to the extent permitted under the terms of the Plan.

1.27 “Employee” shall mean a person who is an employee of any Employer and who is paid on a U.S. payroll.

1.28 “Employer (s)” shall mean the Company and of its Affiliates (now in existence or hereafter formed or acquired) that have been selected by the Administrator to participate in the Plan and have adopted the Plan as an “Employer”.

1.29 “Employer Contribution Account” shall mean (a) the sum of all of a Participant’s Annual Employer Contribution Amounts deferred under the Plan in accordance with Section 3.1 of the Plan, plus (b) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Employer Contribution Account, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to the Plan that relate to the Participant’s Employer Contribution Account.

1.30 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.31 “Equity Plan” shall mean any incentive compensation plan which is maintained by the Company or any of its Affiliates and which provides for grants of equity or equity-based compensation, including restricted stock, restricted stock units and deferred stock units.

1.32 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.33 “Fair Market Value” of a share of Stock as of a given date shall be (a) the closing price of a share of Stock on the principal exchange on which shares of Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next following date on which a trade occurred, or (b) if Stock is not publicly traded on an exchange, the Fair Market Value of a share of Stock as established by the Committee acting in good faith.

1.34 “LTIP Units” shall mean units representing profits interests in Prologis, L.P.

1.35 “Measurement Fund” shall mean the investment fund or funds selected by the Administrator from time to time.

1.36 “Non-Employee Director” shall mean a Director who is not an employee of any Employer or any Affiliate.

1.37 “Officer” shall mean a person who is an officer of the Company or an Affiliate and an Employee, as determined by the Administrator in its sole discretion.

1.38 “Original Effective Date” shall mean January 1, 2012.

1.39 “Participant” shall mean (a) an Officer or Non-Employee Director who is subject to United States income tax or (b) any Employee designated to participate in the Plan by the Administrator and who is subject to United States income tax and who, in either case (A) elects to participate in the Plan, (B) completes an Election Form that is accepted by the Administrator, and (C) commences participation in the Plan. A “Participant” shall also include any person described in Section 1.38(a) or (b) above for whom a contribution is credited to his or her Employer Contribution Account pursuant to Article 3. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce or any other reason.

1.40 “Payment Start Date” shall mean the date as of which distribution of a Participant’s Accounts (or any Annual Subaccount thereunder) is to be made or commence under the Plan determined as follows: (a) in the case of a Participant who has not made a Redeferral Election under the Plan, the Participant’s Termination of Employment and (b) in the case of a Participant who has made a Redeferral Election, the date as of which payment is to be made or commence as determined in accordance with the Redeferral Election and the terms of the Plan.

1.41 “Performance-Based Compensation” means any compensation that is considered performance-based compensation for purposes of Section 409A of the Code.

1.42 “Plan” shall mean this Second Amended and Restated Prologis, Inc. Nonqualified Deferred Compensation Plan, which shall be evidenced by this instrument, as amended from time to time.

1.43 “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.44 “Prior Plan” means any nonqualified deferred compensation plan (within the meaning of Section 409A of the Code, whether or not such plan is subject to Section 409A of the Code) maintained by the Company or any of its Affiliates immediately prior to the Original Effective Date of the Plan.

1.45 “Redeferral Election” shall have the meaning specified in Section 3.2.

1.46 “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.47 “Securities Act” shall mean the Securities Act of 1933, as amended.

1.48 “Stock” shall mean Prologis, Inc. common stock, $.01 par value.

1.49 “Stock Amount” shall mean, with respect to grant of a Stock Award, the value of such award converted into Stock Units in accordance with Section 3.1(b) of the Plan.

1.50 “Stock Award” shall mean an award which has or will be made to a Participant under an Equity Plan that is Stock or that is based on Stock, such as restricted stock, stock units, restricted stock units or other similar awards, other than a Directors’ Equity Award. A Stock Award for purposes of the Plan shall not include stock options. The Administrator may determine that only certain Stock Awards are eligible to be deferred under the Plan.

1.51 “Stock Unit” shall mean a notational unit representing the right to receive a share of Stock in the future. As of any date, a Stock Unit shall have a value equal to the Fair Market Value of a share of Stock.

1.52 “Stock Unit Account” shall mean (a) the sum of the Participant’s Stock Amounts deferred under the Plan in accordance with Section 3.1 of the Plan, plus (b) amounts credited/debited in accordance with all the applicable crediting/debiting provisions of the Plan that relate to the Participant’s Stock Unit Account, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to the Plan that relate to the Participant’s Stock Unit Account. The Stock Unit Account balance shall be denominated in Stock Units.

1.53 “Termination of Employment” shall mean the severing of the Participant’s employment with the Company and all Affiliates, or service as a Director, voluntarily or involuntarily for any reason (including death or disability), as determined by the Administrator which, in either case, constitutes a “separation from service” and “termination of employment” within the meaning of Section 409A of the Code without application of any alternative levels of reductions of bona fide services permitted thereunder.

1.54 “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from (a) illness or accident of the Participant or his or her dependent (as defined in Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) thereof), spouse or Beneficiary, (b) a loss of the Participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Administrator, and, in any event, which constitutes an “unforeseeable emergency” within the meaning of Section 409A of the Code. For the avoidance of doubt, an Unforeseeable Emergency shall not include, among other things, sending a child to college or purchasing a home.

1.55 “Vesting Date” shall mean, with respect to a Stock Award or Directors’ Equity Award deferred hereunder, each date on which any tranche of the Stock Award or Directors’ Equity Award, as applicable, vests under the terms of the Equity Plan and/or award agreement pursuant to which it was issued, determined at the time of the grant but for the election to defer such Stock Award or Directors’ Equity Award, as applicable, under the Plan. For example, if a Stock Award vests in three installments, the Vesting Date is the date on which each installment of the award vests is a Vesting Date. For the avoidance of doubt, the Vesting Date for a Director’s Equity Award which is described in Section 1.22(b) (relating to the conversion of Directors’ Fees into Stock Units) shall be the date on which the Stock Units are granted.

ARTICLE 2 - PARTICIPATION

2.1 Eligibility for Participation. Participation in the Plan shall be limited to (a) Non-Employee Directors and (b) a select group of management and highly compensated Employees, including Officers. Non-Employee Directors and Officers shall be automatically eligible to participate in the Plan subject to the terms and conditions hereof. The Company’s Chief Human Resources Officer shall select from the group described Section 2.1(b), in his or her sole discretion, additional Employees to participate in the Plan; provided, however, that with respect to an Employee who is not an Officer but who is subject to Section 16 of the Exchange Act, only the Committee (and no delegate thereof) may designate such Employee as a Participant in the Plan.

2.2 Enrollment Requirements. As a condition to participation with respect to Annual Deferral Amounts, Stock Awards or Directors’ Equity Awards, each Officer, selected Employee or Non-Employee Director shall complete, execute and return to the Administrator an Election Form which is accepted by the Administrator. In addition, the Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary or appropriate. No Election Form shall be required, but may be permitted for purposes of Section 4 of the Plan, with respect to any Directors’ Equity Award that is deemed deferred under the Plan in accordance with Section 3.1.

2.3 Commencement of Participation. Provided an Officer, Non- Employee Director or Employee selected to participate in the Plan has met all enrollment requirements set forth in the Plan and required by the Administrator, including returning all required documents to the Administrator within the specified time periods, that Employee, Officer or Non-Employee Director shall commence participation in the Plan on the day on which his or her Election Form first becomes effective in accordance with the terms of the Plan or, if applicable, the date on which a contribution is first credited to his or her Employer Contribution Account in accordance with the terms of the Plan.

ARTICLE 3 - DEFERRALS AND ACCOUNTS

3.1 Election to Defer: Effect of Election Form. Subject to the terms and conditions set forth herein and such terms and conditions as the Administrator may determine, eligible Participants may elect to defer Base Annual Salary, Bonus, Directors’ Fees, Directors’ Equity Awards and Stock Awards by timely completing and delivering to the Administrator an Election Form that is accepted by the Administrator. To the extent that a Directors’ Equity Award described in Section 1.22(a) provides, by its terms, for a deferral of payment or settlement past the vesting date and except as otherwise provided in the award, the Non-Employee Director shall be deemed to have elected to defer under the Plan that portion of the Directors’ Equity Award that is deferred pursuant to the terms of the award. Subject to the terms and conditions herein, after a Plan Year commences, such deferral election shall be irrevocable and shall continue for the entire Plan Year unless modified in accordance with the terms and conditions of the Plan and rules established by the Administrator. Notwithstanding any other provision of the Plan, compensation eligible to be deferred under the Plan will only be deferred under a Participant’s Election Form to the extent a Participant elects to defer compensation paid from the U.S. payroll of the Company or another Employer.

(a) Base Annual Salary, Bonus and/or Directors’ Fees. Subject to any terms and conditions imposed by the Administrator, an election with respect to deferrals of Base Annual Salary, Bonus and/or Directors’ Fees attributable to services performed in any Plan Year shall be effective only if the Election Form is completed by the Participant, timely delivered to the Administrator no later than December 31 of the year immediately preceding the Plan Year (or such earlier date determined and set by the Administrator in its sole discretion), and accepted by the Administrator. With respect to an Officer, Non-Employee Director or Employee who first becomes eligible to participate in the Plan on or after the first day of a Plan Year (determined by the Administrator in accordance with Section 409A of the Code), the Administrator may permit a deferral election to be made within thirty (30) days after the date on which the Officer, Non-Employee Director or Employee becomes eligible to participate in the Plan; provided, however, that any election made pursuant to this provision shall apply only with respect to compensation paid for services to be performed after the date of the election and shall not apply to a Stock Amount. An Election Form pursuant to the preceding sentence shall be effective only if the Election Form is completed by the Participant, timely delivered to the Administrator within the applicable thirty (30) day period (or such earlier date determined and set by the Administrator in its sole discretion), and accepted by the Administrator. If no Election Form is timely delivered and accepted for a Plan Year in accordance with this Section 3.1, the Annual Deferral Amount shall be zero for that Plan Year.

(b) Stock Awards. Subject to any terms and conditions imposed by the Administrator, an election to defer a Stock Award shall be effective only if the Election Form is completed by the Participant, timely delivered to the Administrator no later than December 31 of the year immediately preceding the Plan Year in which such Stock Award is granted (or such earlier date determined and set by the Administrator in its sole discretion), and accepted by the Administrator. An Election Form with respect to a Stock Award must cover the entire Stock Award and any Stock Award which is deferred under the Plan shall be converted to Stock Units (if not already denominated as such) prior to allocation to the Participant’s Stock Unit Account.

(c) Directors’ Equity Awards. Subject to any terms and conditions imposed by the Administrator, an election to defer a Directors’ Equity Award shall be effective only if the Election Form is completed by the Participant, timely delivered to the Administrator no later than December 31 of the year immediately preceding the Plan Year in which such Directors’ Equity Award is granted (or such earlier date determined and set by the Administrator in its sole discretion), and accepted by the Administrator. An Election Form with respect to a Directors’ Equity Award must cover the entire Directors’ Equity Award and shall be allocated to the Participant’s Directors’ Equity Account in the form of Stock Units. For purposes of the foregoing, a Directors’ Equity Award described in Section 1.22(b) (relating to the conversion of Directors’ Fees into Stock Units), the Directors’ Equity Award shall be deemed to be granted as of the date on which the Directors’ Fees would otherwise have been paid to the Participant in cash. A deemed election to defer the Directors’ Equity Award shall not be subject to the foregoing requirements.

(d) Performance-Based Compensation. Notwithstanding the foregoing provisions of Sections 3.1(a), 3.1(b), or 3.1(c), the Administrator may permit a deferral election with respect to Performance-Based Compensation to be made after the date specified in Section 3.1(a), 3.1(b) or 3.1(c) if the Election Form is completed by the Participant, timely delivered to the Administrator no later than the date that is six (6) months prior to the last day of the applicable performance period (or such earlier date determined and set by the Administrator in its sole discretion), and accepted by the Administrator. A deferral election shall be permitted under this Section 3.1(d) only with respect to a Participant who has performed services continuously from the later of the beginning of the applicable performance period or the date on which the performance criteria relating to the compensation were established through the date that the Election Form is delivered to the Administrator. In no event will a deferral election be permitted under this Section 3.1(d) after the Performance-Based Compensation has become readily ascertainable.

(e) Dividend Equivalents. Stock Dividend Equivalents and Non-Stock Dividend Equivalents (each as defined in Section 3.6(c) below) payable with respect to Stock Units allocated to the Participant’s Accounts shall be deferred in accordance with the related deferred amounts under the Plan.

3.2 Redeferral. By submitting a new Election Form to the Administrator (a “Redeferral Election”) a Participant may change the form of distribution applicable to any or all of the Participant’s Annual Subaccounts (other than the Director’s Equity Account) from or among a lump sum, an Annual Installment Method; provided, however, that (a) such change (i) must occur at least twelve (12) months prior to the Payment Start Date applicable to the applicable Annual Subaccount immediately prior to the change, (ii) shall not be given any effect unless at least a full twelve (12) months would have passed between the date upon which such Redeferral Election is accepted by the Administrator and the Payment Start Date in effect at the time the Redeferral Election is accepted by the Administrator, and (iii) if given effect, will result in a deferral of the Payment Start Date with respect to the applicable Annual Subaccounts to which it relates for a period of five (5) years from the immediately previous Payment Start Date and (b) the Election Form is accepted by the Administrator in its sole discretion. The Election Form most recently accepted by the Administrator shall govern the payout of the Participant’s benefits under the Plan. A Redeferral Election will not be permitted with respect to a Directors’ Equity Account.

3.3 Maximum Deferrals. For each Plan Year, a Participant may elect to defer (a) as his or her Annual Deferral Amount, up to 100% of his or her Base Annual Salary, Bonus and/or Directors’ Fees, (b) 100% of each Stock Award, and (c) 100% of each Directors’ Equity Award. A Directors’ Equity Award that is deemed deferred under the Plan pursuant to Section 3.1 shall be subject to the deferral provisions of the award. The Administrator may impose a lower permitted Annual Deferral Amount or unilaterally modify a Participant’s Election Form to ensure compliance with applicable tax rules and other required withholding requirements.

3.4 Accounts: Crediting of Deferrals. Solely for record keeping purposes and to the extent applicable, the Administrator shall establish a Deferral Account, an Employer Contribution Account, a Stock Unit Account and a Directors’ Equity Account for each Participant and Annual Subaccounts under each such Account. A Participant’s Annual Subaccounts shall be credited with the deferrals made by him or her or on his or her behalf by his or her Employer under this Article 3 for the applicable Plan Year and shall be credited (or charged, as the case may be) with the hypothetical or deemed investment earnings and losses determined pursuant to Section 3.6, and charged with distributions made to or with respect to him or her pursuant to the terms of the Plan.

(a) Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount, if any, shall be withheld and credited to the Participant’s Annual Subaccount for such Plan Year under the Participant’s Deferral Account at the time of each regularly scheduled Base Annual Salary payroll but for the deferral election in either the percentages or dollar amounts specified by the Participant in the Election Form, as adjusted from time to time for increases and decreases in Base Annual Salary if applicable. The Bonus and/or Directors’ Fees portion of the Annual Deferral Amount shall be withheld and credited to the Participant’s Deferral Account at the time the Bonus or Directors’ Fees, as applicable, are or otherwise would be paid to the Participant but for the deferral election in the percentages specified by the Participant in the Election Form, whether or not this occurs during the Plan Year itself.

(b) Annual Employer Contribution Amount. For each Plan Year, the amount of an Employer’s Annual Employer Contribution Amount on behalf of any Participant, if any, shall be credited to the Participant’s Annual Subaccount for such Plan Year under the Participant’s Employer Contribution Account on the date declared by the Employer, which amount shall be for that Participant the Annual Employer Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Employer Contribution Amount for that Plan Year. An Employer may, but is not required to, make an Annual Employer Contribution Amount for any Plan Year.

(c) Stock Awards. A Participant’s Stock Awards deferred under the Plan shall be credited to the Participant’s Annual Subaccount under the Participant’s Stock Unit Account on each Vesting Date. As of each Vesting Date, a Participant’s Annual Subaccount under the Participant’s Stock Unit Account for the Plan Year in which the vesting date occurs shall be credited with that number of Stock Units equal to the aggregate number of shares with respect to which the Stock Award vests on such Vesting Date. Participants who elect to defer Stock Awards will have no rights as stockholders of the Company with respect to allocations made to their Stock Unit Account other than the right to receive dividend equivalent allocations as described in Section 3.6(c).

(d) Directors’ Equity Awards. A Participant’s Directors’ Equity Award that is deferred under the Plan shall be credited to the Participant’s Directors’ Equity Account on each Vesting Date. As of each Vesting Date, a Participant’s Directors’ Equity Account shall be credited with that number of Stock Units equal to the aggregate number of Stock Units with respect to which the Directors’ Equity Award vests on such Vesting Date. Participants who elect to defer Directors’ Equity Awards will have no rights as stockholders of the Company with respect to allocations made to their Directors’ Equity Account other than the right to receive dividend equivalent allocations as described in Section 3.6(c).

3.5 Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account, Employer Contribution Account, Stock Unit Account and Directors’ Equity Account.

3.6 Earnings Credits or Losses. In accordance with, and subject to, the rules and procedures that are established from time to time by the Administrator, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a) Measurement Funds. The Administrator shall from time to time select types of Measurement Funds and specific Measurement Funds for deemed investment designation by Participants for the purpose of crediting additional amounts to his or her Account Balance. As necessary, the Administrator may, in its sole discretion, discontinue, substitute or add a Measurement Fund. The Administrator shall notify the Participants of the types of Measurement Funds and the specific Measurement Funds selected from time to time. Notwithstanding any other provision of the Plan to the contrary, no portion of a Participant’s Stock Unit Account and Directors’ Equity Account may be allocated to any Measurement Fund. A Participant’s Stock Unit Account will be credited with any Stock Amounts deferred pursuant to Section 3.1 and any dividend equivalents as described in Section 3.1(e) and a Participant’s Directors’ Equity Account will be credited with Director’s Equity Awards deferred pursuant to 3.1 and dividend equivalent units as described in Section 3.1(e).

(b) Election of Measurement Funds. A Participant, in connection with his or her initial Election Form in accordance with Section 3.1 above or otherwise in accordance with rules established by the Administrator, shall elect one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance (and any subaccounts thereunder), unless changed in accordance with the terms of the Plan. In making any election in accordance with Section 3.1, the Participant shall specify on the Election Form, in increments of whole percentage points (1%), the percentage of his or her Account Balance (other than amounts attributable to the Stock Unit Account) to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance). The Participant may (but is not required to) elect, in accordance with rules established by the Administrator, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. Any election of a Measurement Fund shall become effective as soon as administratively practicable after the Participant’s election and shall continue thereafter until changed in accordance with the previous sentence. Changes may be made to allocations at any time during the Plan Year, up to a maximum number of changes per Plan Year, if any, established by the Administrator. If no election of a Measurement Fund is made by a Participant, additional amounts will be credited to his or her Account Balance based on a default Measurement Fund selected by the Administrator from time to time.

(c) Dividend Equivalents. Stock Dividend Equivalents and Non-Stock Dividend Equivalents with respect to Stock Units allocated to a Participant’s Accounts shall be credited as following unless otherwise provided by the Administrator:

(i) If a Stock dividend is paid or distributed with respect to shares of Stock, then each of the Participant’s Accounts that is invested in Stock Units will be credited with that number of additional Stock Units as a “Stock Dividend Equivalent” in an amount equal to the number of shares of Stock paid or distributed in the dividend with respect to a share of Stock, multiplied by the number of Stock Units allocated to the Participant’s Accounts as of the dividend payment date.

(ii) If a cash dividend is paid or distributed with respect to shares of Stock, then the Participant’s Accounts will be credited with an amount of cash as a “Non-Stock Dividend Equivalent” equal to the amount of cash paid or distributed in the dividend with respect to a share of Stock multiplied by the number of Stock Units allocated to the Participant’s Accounts as of the dividend payment date. Notwithstanding the foregoing, (A) Non-Stock Dividend Equivalents attributable to a Participant’s Stock Unit Account will not be credited to the Stock Unit Account (and will be credited to another account selected by the Administrator) and (B) Non-Stock Dividend Equivalents attributable to a Participant’s Directors’ Equity Account will be credited to a Participant’s Directors’ Equity Account as described in Section 3.6c)(iii).

(iii) If a cash dividend is paid or distributed with respect to a share of Stock, then the Participant’s Directors’ Equity Account will be credited with that number of additional Stock Units equal to the product of (A) the number of Stock Units allocated to the Participant’s Directors’ Equity Account as of the dividend payment date, multiplied by (B) the quotient of the amount of the cash dividend per share of Stock divided by the Fair Market Value of a share of Stock on the dividend payment date.

In the event that that the Administrator determines that any Non-Stock Dividend Equivalent is to be credited to Participants’ Accounts (other than the Directors Equity Account) in the form of Stock Units, the number of Stock Units to be so credited shall be determined using the formula described above under Section 3.6(c)(iii). The Administrator, in its discretion, may provide for Stock Dividend Equivalents or Non-Stock Dividend Equivalents to be credited to a Participant’s Accounts in a manner that is different from that specified above.

(d) Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Administrator, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account Balance and any applicable subsaccounts thereunder shall be credited or debited as frequently as is administratively feasible, but no less often than quarterly, based on the performance of each Measurement Fund selected by the Participant, as determined by the Administrator in its sole discretion.

(e) No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund, In the event that any Employer, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Employer; the Participant shall at all times remain an unsecured creditor of the Employers.

3.7 Distributions. Any distribution with respect to a Participant’s Account Balance shall be charged to the appropriate Account or applicable Annual Subaccount thereunder as of the date such payment is made from the Account or Annual Subaccount in accordance with the terms of the Plan.

3.8 Pre-Existing Elections. All Participant elections in effect as of the Effective Date shall remain in full force and effect (and distributions shall be governed by the terms of the Plan in effect prior to the Effective Date) until distribution of the amounts deferred thereunder or unless such elections are changed or cancelled in accordance with the provisions of the Plan.

ARTICLE 4 -DISTRIBUTIONS

4.1 Distribution of Benefits. A Participant shall receive distribution of his or her unpaid Account Balance in accordance with the following:

(a) Distribution or Commencement on Payment Start Date. Distribution of a Participant’s unpaid balance in each of his or her Annual Subaccounts shall be distributed (i) in a lump sum payment or (ii) pursuant to an Annual Installment Method as elected by the Participant in his or her Election Form (including any Redeferral Election). If a Participant does not make an election with respect to the form of payment of his or her Annual Subaccount for a Plan Year, then the Annual Subaccount balance shall be payable in a lump sum as of the Payment Start Date with respect to such Annual Subaccount. A lump sum payment pursuant to this Section 4.1(a) shall be paid no later than the later of (i) December 31 of the calendar year in which the Payment Start Date occurs or (ii) within ninety (90) days after the Payment Start Date. A distribution pursuant to an Annual Installment Method shall commence no later than the later of (i) December 31 of the calendar year during which the Participant’s Payment Start Date occurs or (ii) the fifteenth (15th) day of the third (3rd) month after Payment Start Date. In no event shall the Participant be permitted to elect the year of distribution. The provisions of this Section 4.1(a) shall not apply to any portion of a Directors’ Equity Account to which Section 4.1(b) applies.

(b) Directors’ Equity Account. The unpaid portion of a Directors’ Equity Account attributable to a Directors’ Equity Award described in Section 1.22(a) and deferred under the Plan for any Plan Year (as adjusted in accordance with the terms of the Plan), including any such portion which is deemed deferred under the Plan, shall be distributed in a lump sum payment on the distribution date elected in the Participant’s Election Form relating to such deferral for such Plan Year, which date may be (i) Termination of Employment, (ii) a specified date as permitted by the Administrator which is consistent with the terms of the

Directors’ Equity Award, or (iii) the earlier of the date or events specified in clauses (i) and (ii). The lump sum payment shall be made no later than (A) December 31 of the calendar year during which the Termination of Employment or specified date occurs or (B) within ninety (90) days after the Termination of Employment or specified date occurs. If no election is made pursuant to this Section 4.1(b) for a Plan Year, the provisions of Section 4.1(a) or, with respect to an award that is deemed deferred under the Plan, the terms of the award, as applicable, shall apply. In any event, the Administrator may impose other conditions on the timing of payment as determined by the Administrator to ensure that the payments are consistent with the terms of the Directors’ Equity Award and Section 409A of the Code.

4.2 Change in Control Benefit. In the event of a Change in Control, a Participant shall receive a lump sum Change in Control Benefit. which shall be equal to the Participant’s unpaid Account Balance. The lump sum payment shall be made no later than the later of (i) December 31 of the calendar year during which the Change in Control occurs or (ii) within ninety (90) days following the date of such Change in Control. In no event shall the Participant be permitted to elect the year of distribution. In no event will a Participant (or Beneficiary) be entitled to a payment under both Section 4.1 and Section 4.2.

4.3 Death Benefits. The Participant’s unpaid Account Balance shall be paid to the Participant’s Beneficiary in a lump sum upon the Participant’s death. The lump sum payment shall be made no later than the later of (a) December 31 of the calendar year during which the Participant’s death occurs or (b) within ninety (90) days after the Participant’s death occurs. In no event shall the Beneficiary be permitted to elect the year of distribution.

4.4 Stock Distributions. All Account Balance distributions from a Participant’s Stock Unit Account and Directors’ Equity Account shall be in the form of whole shares of Stock equal to the number of whole Stock Units credited to the Participant’s Stock Unit Account or Directors’ Equity Account, as applicable. Distributions in respect of fractional Stock Units shall be made in cash. Notwithstanding the foregoing, the Committee may permit Participants to elect to receive their Account Balances, including Account Balances payable in cash, in the form of LTIP Units. Such election shall be made at such time and in such manner as determined by the Committee.

4.5 Delayed Distributions for Specified Employee Participants. Notwithstanding any provision of the Plan to the contrary, upon the Termination of Employment of a Participant who is a “specified employee” (determined in accordance with Section 409A of the Code) for any reason other than death, any distribution under the Plan that otherwise would be paid to Participant on account of such Termination of Employment and during the period of time beginning with such Termination of Employment and ending six (6) months thereafter shall not be paid during such six-month period but shall be delayed and instead paid in a lump sum as soon as administratively practicable following such six-month delay period (but in no event more than ninety (90) days thereafter and in no event shall the Participant be permitted to elect the year of distribution). There shall be no such six-month delay period in the event of, and any six-month delay period which has already commenced shall terminate immediately upon, (a) the Participant’s death or (b) a Change in Control.

ARTICLE 5 - UNFORESEEABLE EMERGENCIES

If a Participant experiences an Unforeseeable Emergency, the Participant may petition the Administrator to (a) suspend any deferrals required to be made by a Participant and/or (b) receive a partial or full payout from the Plan. The payout on account of an Unforeseeable Emergency shall not exceed the lesser of the Participant’s Account Balance or the amount reasonably needed to satisfy the Unforeseeable Emergency. The determination of the amount reasonably needed to satisfy the Unforeseeable Emergency must take into account any additional compensation that is available if the Participant is permitted to cancel his or her deferral election. In the discretion of the Administrator, the amount reasonably needed to satisfy the Unforeseeable Emergency may include amounts necessary to pay any Federal, State, local or foreign income taxes or penalties reasonably anticipated to result from the distribution. No suspension or payment shall be made due to Unforeseeable Emergency to the extent that the emergency may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent that the liquidation of such assets would not cause severe financial hardship), or by cessation of deferrals under the Plan. If, in the sole discretion of the Administrator, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval but in no event shall the Participant be permitted to elect the year of the payment.

ARTICLE 6 - BENEFICIARY DESIGNATIONS

6.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

6.2 Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing the Beneficiary Designation Form and returning it to the Administrator. A Participant shall have the right to change a Beneficiary by completing and otherwise complying with the terms of the Beneficiary Designation Form and the Administrator’s rules and procedures, as in effect from time to time. No Beneficiary Designation Form shall be valid unless accepted by the Administrator. Upon the acceptance by the administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Administrator prior to the Participant’s death.

6.3 Doubt as to Beneficiary. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Administrator shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Administrator’s satisfaction.

6.4 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Administrator from all further obligations under the Plan with respect to the Participant, and that Participant’s Election Form shall terminate upon such full payment of benefits.

ARTICLE 7 - TERMINATION. AMENDMENT OR MODIFICATION

7.1 Termination With Respect to Account Balances. The Plan shall not terminate with respect to Account Balances and any Employers, except in a manner that complies with Section 409A of the Code and applicable guidance issued thereunder. Upon a termination of the Plan with respect to Account Balances that complies with Section 409A of the Code, each Participant shall be entitled to receive his or her Account Balance in a lump sum payment in accordance with the payment schedule determined by the Administrator upon termination in accordance with Section 409A of the Code. During the period of time between the date the Plan is terminated with respect to Account Balances and the date of such payment, Account Balance distributions which otherwise would be made pursuant to the Plan shall be made without regard to such termination.

7.2 Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the action of the Board, the Committee or persons or person authorized by the Board or the Committee; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification.

7.3 Effect of Payment. The full payment of the applicable benefit under Article 4, 5 or 6 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under the Plan and the Participant’s Plan Agreement shall terminate.

ARTICLE 8 - ADMINISTRATION

8.1 Administrator Duties. The Committee shall be the Administrator and shall conduct the general administration of the Plan in accordance with the Plan and shall have all the necessary power and authority to carry out that function. Members of the Administrator may be Participants under the Plan. Any individual serving as the Administrator (or a committee that constitutes the Administrator) who is a Participant shall not vote or act on any matter relating solely to himself or herself. Among the Administrator’s necessary powers and duties (in addition to those set forth elsewhere in the Plan) are the following:

(a) Except to the extent provided otherwise by the terms of the Plan, to delegate all or part of its function as Administrator to others and to revoke any such delegation.

(b) To conclusively determine all questions arising under the Plan, including the power to determine the eligibility of Participants (as otherwise set forth herein) and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits except as otherwise set forth in the Plan, and to remedy any ambiguities, inconsistencies or omissions of whatever kind; to determine the amounts and time of payment of benefits, to take any actions necessary to assure timely payment of benefits under the Plan.

(c) To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians or other persons to render service or advice with regard to any responsibility the Administrator has under the Plan, or otherwise, to designate such persons to carry out fiduciary responsibilities (other than trustee responsibilities) under the Plan, and (with the Committee, the Employers and their officers, directors, trustees and Employees) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith; provided, however, that with respect to any Participant who is then subject to Section 16 of the Exchange Act, any function of the Administrator under the Plan relating to such Participant shall be performed solely by the Committee, if and to the extent required to ensure the availability of an exemption under Section 16 of the Exchange Act for any transaction relating to such Participant under the Plan.

(d) To conclusively interpret the Plan for purpose of the administration and application of the Plan, in a manner not inconsistent with the Plan or applicable law and to amend or revoke any such interpretation.

(e) To establish a claims procedure.

(f) To generally operate and administer the Plan in all matters except as otherwise provided herein.

8.2 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan, Section 409A of the Code and applicable guidance issued thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. No benefits shall be paid to any person unless the Administrator determines that such person is entitled thereto under the terms of the Plan.

8.3 Indemnification. All Employers shall indemnify and hold harmless any of their officers, Directors, Administrator or Committee members or Employees who are involved in the administration of the Plan against any and all claims, losses, damages, expenses or liabilities arising out of the good faith performance of their administrative functions.

8.4 Employer Information. To enable the Administrator to perform its functions, each Employer shall supply full and timely information to the Administrator on all matters relating to the compensation of its Participants, the date and circumstances of the Termination of Employment of its Participants (including death), and such other pertinent information as the Administrator may reasonably require.

8.5 Compliance with Section 16. Notwithstanding any other provision of the Plan or any rule, instruction, Election Form or other form, the Plan and any such rule, instruction or form shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. In order to ensure compliance with all applicable laws, the Administrator, in its discretion, may require that any transactions by any Participant related to Stock must be pre-approved by the Committee.

ARTICLE 9 - CERTAIN CORPORATE EVENTS

In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Account under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and/or kind of shares of Stock (or other securities or property) credited to Participants’ Accounts.

In the event of any transaction or event described in the preceding paragraph or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion and on such terms and conditions as it deems appropriate, by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Account under the Plan, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:

(a) To provide that Participants’ Stock Units and the Company’s rights and obligations with respect thereto shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof;

(b) To provide that the Stock Units credited to Participants’ Accounts shall be replaced by stock units with respect to stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and/or kind of shares; and

(c) To make adjustments to the number and/or kind of Stock Units (or other securities or property) credited to Participants’ Accounts.

Notwithstanding the foregoing, in the case of any award that is made under the Equity Plan and deferred under the Plan, any adjustments to such award as deferred under the Plan shall be made in accordance with the Equity Plan under which the award was made.

ARTICLE 10 - MISCELLANEOUS

10.1 Status of Plan. The Plan as applied to employees is intended to be a plan that is not qualified within the meaning of Section 401(a) of the Code and that is “unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ER1SA. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

10.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of any Employer. For purposes of the payment of benefits under the Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

10.3 Source of Benefits. The amount of any benefit payable under the Plan will be paid from the general revenues of the Employer with respect to whose former employee the benefit is payable. Benefits for Non-Employee Directors shall be paid from the general revenues of the Company. Subject to the foregoing, if a Participant has been employed by more than one Employer, the portion of the Plan benefit payable by each such Employer shall be equal to the portion of the Participant’s Account Balance which is attributable to the reduction of his or her compensation from that Employer which is made pursuant to his or her Election Form or which is otherwise attributable to the contributions by that Employer. An Employer’s obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of the general creditors of the Employer or any affiliate thereof, or from an insurance policy owned by the Employer; provided, however, that nothing in the Plan shall require the Company or any Employer to establish any trust to provide benefits under the Plan or to purchase an insurance policy. No employee or other individual entitled to benefits under the Plan shall have any right, title or interest whatsoever in any assets of the Company, any of the other Employers or any Affiliate or to any investment reserves, accounts or funds that the Company or any other Employer may purchase, establish or accumulate to aid in providing the benefits under the Plan, including any investment in any Measurement Fund. Any Stock which distributed or issued pursuant to the Plan with respect to Stock Amounts shall be deemed to have originated, and shall be counted against the number of shares reserved, under the Equity Plan under which the corresponding Stock Award was granted.

10.4 Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Election Form(s), as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Election Form(s).

10.5 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency. Notwithstanding the foregoing, the Administrator is authorized to make any payments directed by court order in any action in which the Plan or the Administrator has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Administrator, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

10.6 Tax Withholding. Each Employer may withhold or cause to be withheld from any amounts otherwise due to the Participant or subject to a deferral election under the Plan or any payment of benefits made pursuant to the Plan any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such deferrals or payments under the Plan. Notwithstanding the foregoing, withholding of amounts otherwise subject to a deferral election (or otherwise deferred under the Plan) shall be limited to (a) the amount required to pay the tax imposed by the Federal Insurance Contributions Act (“FICA”) under Sections 3101, 3121(a) and 3121(v) of the Code on compensation deferred under the Plan (the “FICA Amount”), and (b) income tax imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA Amount and to pay the additional income tax attributable to the pyramiding of wages under Section 3401 and taxes. Notwithstanding the foregoing, the total amount of withholding pursuant to the preceding sentence shall not exceed the aggregate FICA Amount and the income tax withholding related to such FICA Amount.

10.7 Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

10.8 Compliance. A Participant shall have no right to receive payment with respect to the Participant’s Account Balance until all legal and contractual obligations of the Employers relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company’s Articles of Incorporation or Bylaws, or any other applicable law or applicable regulation.

10.9 Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

10.10 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Administrator by furnishing any and all information requested by the Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Administrator may deem necessary.

10.11 Governing Law. Subject to ERISA, the provisions of the Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

10.12 Notice. Any notice or filing required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the Company at its principal corporate offices, to the attention of the Company’s General Counsel. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

10.13 Successors. The provisions of the Plan shall bind and inure to the benefit of the Employers and their respective successors and assigns and the Participant and the Participant’s designated Beneficiaries.

10.14 Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

10.15 Incompetent. If the Administrator determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Administrator may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

10.16 Action by Employers. Any action required or permitted to be taken under the Plan by any Employer shall be taken by appropriate action of its applicable governing body (such as its board of directors, general partner, board of trustees, management committee) or an authorized committee thereof, or by a person or persons authorized by the governing body or committee, as applicable.

10.17 Supplements. The provisions of the Plan as applied to any Employer or to any group of employees of any Employer may, with the consent of Administrator, be modified or supplemented from time to time by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement’s effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

IN WITNESS WHEREOF, the Company has signed the Plan document as of December         , 2022.

PROLOGIS, INC.

Name:

Title: Chief Human Resources Officer